CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Alternative Strategies Income Fund and to the use of our report dated August 29, 2022 on the financial statements and financial highlights of Alternative Strategies Income Fund (formerly. Alternative Strategies Fund). Our report appears in the June 30, 2022 Annual Report to Shareholders and covers the financial highlights for the five years then ended.

BBD, LLP

Philadelphia, Pennsylvania

September 29, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 29, 2023, relating to the financial statements and financial highlights of Alternative Strategies Income Fund (formerly, Alternative Strategies Fund) for the year ended June 30, 2023, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

September 29. 2023